EXHIBIT 99
                                                                      ----------

              BGE 1999 PRO FORMA FINANCIAL STATEMENTS - GENERATION
              ----------------------------------------------------
                                 ASSET TRANSFER
                                 --------------

BACKGROUND

On April 8, 1999, Maryland enacted legislation authorizing customer choice and competition among electric suppliers. In addition, on November 10, 1999, the Maryland Public Service Commission (PSC) issued a Restructuring Order that resolved the major issues surrounding electric restructuring and the deregulation of electric generation. These matters are discussed further in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Notes to Consolidated Financial Statements" of Constellation Energy Group, Inc. (Constellation Energy) and Baltimore Gas and Electric Company, Inc. (BGE) in the Form 8-K filed on February 15, 2000.

As a result of the deregulation of BGE's electric generation, no earlier than July 1, 2000, and upon receipt of all regulatory approvals, we expect that BGE will transfer, at book value, its nuclear generating assets and its nuclear decommissioning trust fund to Calvert Cliffs, Inc. (CCI), a subsidiary of Constellation Energy. In addition, we expect that BGE will transfer, at book value, its fossil generating assets and its partial ownership interest in two coal plants and a hydroelectric plant located in Pennsylvania to Constellation Generation, Inc. (CGI), also a subsidiary of Constellation Energy. In total, these generating assets represent about 6,240 megawatts of generation capacity with a total projected net book value at June 30, 2000 of approximately $2.4 billion.

We expect BGE to transfer approximately $278 million of tax exempt debt to CCI and CGI related to the transferred assets and that BGE will receive approximately $1.1 billion in unsecured promissory notes. Repayments of the notes by CCI and CGI will be used exclusively to service certain long-term debt of BGE. It is also expected that BGE will transfer equity associated with the generating assets to these entities. The fossil fuel and nuclear fuel inventories, materials and supplies, and certain purchase power contracts of BGE will also be assumed by these entities.

Under the Restructuring Order, BGE will provide standard offer service to customers at fixed rates over various time periods during the transition period for those customers that do not choose an alternate supplier once customer choice begins July 1, 2000. In addition, the electric fuel rate will be discontinued effective July 1, 2000. Constellation Power Source, Inc. (CPS), a subsidiary of Constellation Energy, will provide BGE with the energy and capacity required to meet its standard offer service obligations for the first three years of the transition period. Standard offer service will be competitively bid thereafter. CPS will obtain the energy and capacity to supply BGE's standard offer service obligations from CCI and CGI's generating plants and purchased power contracts, supplemented with energy purchased from the wholesale energy market as necessary.



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



The transfer of BGE's generating assets to CCI and CGI is subject to various conditions, including the receipt of satisfactory federal and state regulatory approvals. Nuclear Regulatory Commission approval of the transfer of the operating licenses of Calvert Cliffs Nuclear Power Plant Units 1 and 2 and of the decommissioning trusts will be necessary. We have filed for a ruling from the Internal Revenue Service that the transfer of the generation assets, including the nuclear decommissioning trusts, and the assignment of BGE tax exempt debt and issuance of unsecured promissory notes by CCI and CGI, can occur on a tax free basis. Approvals from the Federal Energy Regulatory Commission, the PSC, and the Pennsylvania Public Utility Commission will also be required in conjunction with these transactions. There can be no assurance as to the receipt of these or any other regulatory approvals or the actual timing of the asset transfer.

DESCRIPTION OF PRO FORMA FINANCIAL INFORMATION

The  following  consolidated  financial  statements  for BGE are filed with this
Exhibit:

o    Unaudited Condensed Pro Forma Balance Sheet At December 31, 1999, and
o Unaudited Condensed Pro Forma Income Statement for the Year Ended December 31, 1999.

The following major assumptions were made in preparing these pro forma financial statements:

o The transfers described above were assumed to occur as of December 31, 1999 for the purposes of the condensed pro forma balance sheet.
o The transfers described above were assumed to occur as of January 1, 1999 for the purposes of the condensed pro forma income statement.
o The transfer of the generating assets and decommissioning trusts was assumed to occur at book value and on a non-taxable basis.
o The provisions of the PSC's Restructuring Order are assumed to be effective as of January 1, 1999 for the purposes of developing BGE's revenues and electric purchased fuel and energy expenses included in the condensed pro forma income statement.
o An effective tax rate of approximately 35% was utilized to develop the income tax effects of adjustments to the condensed pro forma income statement.

These pro forma financial statements have been prepared for comparative purposes only and do not purport to be indicative of the results of operations or financial condition which would have actually resulted if the transfer of the generation assets or other related transactions been made on the dates or for the periods presented, or which may result in the future. Further, these pro forma financial statements have been prepared using information available at the date of this filing. As a result, certain amounts indicated herein are preliminary in nature and, therefore, will be subject to adjustment in the future.




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



DESCRIPTION OF PRO FORMA ADJUSTMENTS

The Unaudited Condensed Pro Forma Income Statement and Balance Sheet filed with this Exhibit reflect the following adjustments:

Income Statement Adjustments
----------------------------

1. The expected reduction of BGE's revenues to remove $112 million of interchange and other wholesale sales, which will no longer be a part of its business once electric deregulation occurs.
2. The adjustment of BGE's revenues to reflect the $54 million average, annual residential rate reduction provided for in the Restructuring Order.
3. The anticipated transfer to CCI of approximately $164 million of BGE's revenues that will fund nuclear decommissioning and stranded costs.
4. The reversal of BGE's actual electric fuel and purchased energy costs of approximately $487 million, and its replacement with the estimated $1,187 million cost of power BGE would have purchased from CPS to meet its 1999 system sales load at standard offer service rates provided for in the Restructuring Order.
5. The expected elimination of operation and maintenance expenses directly and indirectly relating to the generation function.
6. The anticipated elimination of approximately $165 million of depreciation, amortization, and nuclear decommissioning expense relating to the transferred assets.
7. The removal from 1999 results of the nonrecurring impact of $75 million of amortization expense relating to the $150 million reduction of electric generation plant that will occur prior to the actual generation asset transfer under the terms of the Restructuring Order.
8. The estimated reduction to taxes other than income taxes resulting from the transfer of the generation function.
9. The reduction to other income associated with the elimination from 1999 results of the equity portion of the allowance for funds used during construction relating to generation construction projects (approximately $4 million), equity in the earnings of Safe Harbor Water Power Corporation (approximately $5 million), and after-tax earnings on the nuclear decommissioning trusts (approximately $2 million).
10. The reflection in other income of approximately $63 million of interest income expected to be earned on the unsecured promissory notes described in this Exhibit.
11. The reduction of fixed charges to approximate interest expense expected to be avoided on the transferred tax-exempt debt.
12. The estimated income tax effects if the asset transfer had occurred and the Restructuring Order had been implemented on January 1, 1999, as described in this Exhibit.
13. The elimination of the amortization of deferred investment tax credits which are expected to be transferred along with the associated generation assets.

Balance Sheet Adjustments
-------------------------
1. The expected transfer of fuel stocks including SO2 emission allowances, materials and supplies, and nuclear fuel inventories relating to the generation function.
2. The reflection of the current and non-current portions of, along with the approximate amount of accrued interest on, the unsecured promissory notes described in this Exhibit.
3.   The expected transfer of nuclear decommissioning to CCI.
4. The expected transfer of BGE's investment in Safe Harbor Water Power Corporation to CGI.
5. The expected transfer of generating assets as described in this Exhibit including utility plant in service, accumulated depreciation reserves, construction work in progress, plant held for future use, and unamortized investment tax credits.
6. The elimination of the remaining $75 million unamortized balance of the regulatory asset relating to the $150 million reduction of electric generation plant that will be fully amortized prior to the actual generation asset transfer under the terms of the Restructuring Order.
7. The expected reduction to current liabilities from eliminating approximately $4 million of accrued interest relating to the transferred tax-exempt debt described in this Exhibit.
8. The anticipated transfer of the $26 million current (included in other current liabilities) and the $21 million non-current (included in other deferred credits and other liabilities) portions of liabilities accrued in connection with certain purchased power contracts that will become the responsibility of the nonregulated generation business.
9. The reflection of the approximate impact on accumulated deferred income taxes of the transfer of the generation assets and nuclear decommissioning, and the reflection of the Restructuring Order as described in this Exhibit.
10.  The expected transfer of the tax-exempt debt as described in this Exhibit.
11. The anticipated net reduction in BGE's common shareholder's equity relating to the other balance sheet adjustments described above.

FORWARD LOOKING STATEMENTS

We make statements in this Exhibit that are considered forward looking statements within the meaning of the Securities Exchange Act of 1934. Sometimes these statements will contain words such as "believes," "expects," "intends," "plans," and other similar words. These statements are not guarantees of BGE's future performance and are subject to risks, uncertainties, and other important factors that could cause its actual performance or achievements to be materially different from those projected. These risks, uncertainties, and factors include, but are not limited to:

o    general economic, business, and regulatory conditions,
o    energy supply and demand,
o    competition,
o    federal and state regulations,
o    availability, terms, and use of capital,
o    environmental issues,
o    weather,
o    implications of the Restructuring Order issued by the Maryland PSC,
o    loss of revenues due to customers choosing alternate suppliers,
o inability to recover all costs associated with providing electric retail customers service during the electric rate freeze period, and
o implications from the transfer of BGE's generation assets to nonregulated subsidiaries of Constellation Energy.

Given these uncertainties, you should not place undue reliance on these forward looking statements. Please see BGE's periodic reports filed with the SEC for more information on these factors. These forward looking statements represent our estimates and assumptions only as of the date of this report.


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


                  Baltimore Gas and Electric Company
          Unaudited Condensed Pro Forma Statement of Income
                Twelve Months Ended December 31, 1999


                                                                        As Reported           Adjustments             Pro Forma
                                                                       -------------      -------------------       -------------
                                                                                               (In Millions)
 Revenues
     Electric                                                             $ 2,259.5           $ (330.0) (1,2,3)        $ 1,929.5
     Gas                                                                      485.3                  -                     485.3
     Diversified businesses                                                   283.5                  -                     283.5
                                                                       -------------      -------------             -------------
     Total Revenues                                                         3,028.3             (330.0)                  2,698.3
                                                                       -------------      -------------             -------------
 Operating Expenses
     Electric fuel and purchased energy                                       486.8              700.0  (4)              1,186.8
     Gas purchased for resale                                                 233.7                  -                     233.7
     Operations and maintenance                                               728.8             (390.0) (5)                338.8
     Diversified businesses - selling, general, and administrative            222.1                  -                     222.1
     Depreciation and amortization                                            427.9             (240.0) (6,7)              187.9
     Taxes other than income taxes                                            224.7              (85.0) (8)                139.7
                                                                       -------------      -------------             -------------
     Total operating expenses                                               2,324.0              (15.0)                  2,309.0
                                                                       -------------      -------------             -------------
     Income from Operations                                                   704.3             (315.0)                    389.3
 Other Income (Expense)                                                         8.4               52.0  (9,10)              60.4
                                                                       -------------      -------------             -------------
     Income Before Fixed Charges and Income Taxes                             712.7             (263.0)                    449.7
 Fixed Charges                                                                205.9              (13.0) (11)               192.9
                                                                       -------------      -------------             -------------
     Income Before Income Taxes                                               506.8             (250.0)                    256.8
                                                                       -------------      -------------             -------------
 Income Taxes
     Income taxes                                                             186.9              (94.0) (12)                92.9
     Investment tax credit adjustments                                         (8.5)               6.0  (13)                (2.5)
                                                                       -------------      -------------             -------------
     Total income taxes                                                       178.4              (88.0)                     90.4
                                                                       -------------      -------------             -------------
 Income Before Extraordinary Loss                                           $ 328.4           $ (162.0)                  $ 166.4
                                                                       =============      =============             =============


----------
Numerical references are to the "Description of Pro Forma Adjustments - Income Statement Adjustments" on page 5.



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


         Baltimore Gas and Electric Company and Subsidiaries
             Unaudited Condensed Pro Forma Balance Sheet
                          December 31, 1999


                                                                             As Reported         Adjustments           Pro Forma
                                                                            -------------      ---------------        ------------
ASSETS                                                                                          (In Millions)
Current Assets
    Fuel stocks                                                                  $ 94.9            $ (60.0)(1)              $ 34.9
    Materials and supplies                                                        139.1             (100.0)(1)                39.1
    Current portion of notes receivable, affiliated companies                         -              279.0 (2)               279.0
    Interest receivable, affiliated companies                                         -               22.0 (2)                22.0
    Other current assets                                                          421.0                  -                   421.0
                                                                           -------------    ---------------          --------------
    Total current assets                                                          655.0              141.0                   796.0
                                                                           -------------    ---------------          --------------
Investments And Other Assets
    Notes receivable, affiliated companies                                            -              805.0 (2)               805.0
    Nuclear decommissioning trust fund                                            217.9             (217.9)(3)                   -
    Safe Harbor Water Power Corporation                                            34.5              (34.5)(4)                   -
    Other investments and other assets                                            161.4                  -                   161.4
                                                                           -------------    ---------------          --------------
    Total investments and other assets                                            413.8              552.6                   966.4
                                                                           -------------    ---------------          --------------
Utility Plant
    Plant in service
       Electric                                                                 7,088.6           (3,950.0)(5)             3,138.6
       Gas                                                                        962.0                  -                   962.0
       Common                                                                     569.5              (82.0)(5)               487.5
                                                                           -------------    ---------------          --------------
         Total plant in service                                                 8,620.1           (4,032.0)                4,588.1
    Accumulated depreciation                                                   (3,466.1)           1,555.0 (5)            (1,911.1)
                                                                           -------------    ---------------          --------------
    Net plant in service                                                        5,154.0           (2,477.0)                2,677.0
    Construction work in progress                                                 222.3             (145.0)(5)                77.3
    Nuclear fuel (net of amortization)                                            133.8             (133.8)(1)                   -
    Plant held for future use                                                      13.0               (3.2)(5)                 9.8
                                                                           -------------    ---------------          --------------
    Net utility plant                                                           5,523.1           (2,759.0)                2,764.1
                                                                           -------------    ---------------          --------------
Deferred Charges                                                                  680.7              (75.0)(6)               605.7
                                                                           -------------    ---------------          --------------
Total Assets                                                                  $ 7,272.6         $ (2,140.4)              $ 5,132.2
                                                                           =============    ===============          ==============



LIABILITIES AND CAPITALIZATION
Current Liabilities
    Current portions of long-term debt and preference stock                     $ 523.9                $ -                 $ 523.9
    Other current liabilities                                                     554.6              (30.0)(7,8)             524.6
                                                                           -------------    ---------------          --------------
    Total current liabilities                                                   1,078.5              (30.0)                1,048.5
                                                                           -------------    ---------------          --------------
Deferred Credits And Other Liabilities
    Deferred income taxes                                                       1,032.0             (622.0)(9)               410.0
    Deferred investment tax credits                                               109.6              (82.0)(5)                27.6
    Other deferred credits and other liabilities                                  301.1              (21.0)(8)               280.1
                                                                           -------------    ---------------          --------------
    Total deferred credits and other liabilities                                1,442.7             (725.0)                  717.7
                                                                           -------------    ---------------          --------------
Long-Term Debt
    BGE first refunding mortgage bonds                                          1,321.7                  -                 1,321.7
    BGE other long-term debt                                                    1,135.8             (278.0)(10)              857.8
    BGE obligated mandatorily redeemable trust preferred securities of subsidiary trust holding solely 7.16% deferrable interest
     subordinated debentures due June 30, 2038                                    250.0                  -                   250.0
    Diversified businesses long-term debt                                          33.0                  -                    33.0
    Unamortized discount and premium                                              (10.6)                 -                   (10.6)
    Current portion of long-term debt                                            (523.9)                 -                  (523.9)
                                                                           -------------    ---------------          --------------
    Total long-term debt                                                        2,206.0             (278.0)                1,928.0
                                                                           -------------    ---------------          --------------
BGE Preference Stock Not Subject To Mandatory Redemption                          190.0                  -                   190.0
                                                                           -------------    ---------------          --------------
Common Shareholder's Equity                                                     2,355.4           (1,107.4)(11)            1,248.0
                                                                           -------------    ---------------          --------------
Total Capitalization                                                            4,751.4           (1,385.4)                3,366.0
                                                                           -------------    ---------------          --------------
Total Liabilities And Capitalization                                          $ 7,272.6         $ (2,140.4)              $ 5,132.2
                                                                           =============    ===============          ==============



----------
Numerical references are to the "Description of Pro Forma Adjustments - Balance Sheet Adjustments" on page 6.


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